UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 2, 2025

Ralph Lauren Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-13057	13-2622036
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

650 Madison Avenue, New York, New York		10022
(Address of principal executive offices)		(Zip Code)

(212) 318-7000

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Class A Common Stock, $.01 par value	RL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

ITEM 1.01.	Entry into a Material Definitive Agreement.

On June 5, 2025, Ralph Lauren Corporation, a Delaware corporation (the “Company”), completed its offering of $500 million aggregate principal amount of unsecured 5.000% Senior Notes due 2032 (the “Notes”) .

In connection with the offering, on June 2, 2025, the Company entered into an underwriting agreement (the “Underwriting Agreement”) with BofA Securities, Inc., Deutsche Bank Securities Inc. and J.P. Morgan Securities LLC, as the representatives of the other several underwriters named therein (collectively, the “Underwriters”). The Underwriting Agreement contains customary representations, covenants and indemnification provisions.

The Notes were offered and sold by the Company pursuant to the Company’s automatic shelf registration statement on Form S-3 (File No. 333-287632) and the prospectus included therein, filed with the Securities and Exchange Commission on May 29, 2025, and supplemented by the prospectus supplement dated June 2, 2025.

The Notes were issued pursuant to an indenture, dated as of September 26, 2013 (the “Base Indenture”), between the Company and Computershare Trust Company, National Association, as successor to Wells Fargo Bank, National Association, as trustee, as supplemented by the Fifth Supplemental Indenture, dated as of June 5, 2025 (the “Fifth Supplemental Indenture” and, together with the Base Indenture, the “Indenture”).

The Notes will mature on June 15, 2032 and accrue interest at a rate of 5.000% per year. Interest on the Notes will be paid semi-annually on June 15 and December 15 of each year, beginning on December 15, 2025. The Notes are senior unsecured obligations of the Company and will rank equally in right of payment with all of the Company’s existing and future unsecured and unsubordinated obligations.

Prior to April 15, 2032 (two months prior to the stated maturity date of the Notes) (the “Par Call Date”), the Company may redeem the Notes at its option, in whole or in part, at any time and from time to time, at a redemption price equal to the greater of the following amounts: (1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the Notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined in the Fifth Supplemental Indenture) plus 0.15% (15 basis points) less (b) interest accrued to the date of redemption, and (2) 100% of the principal amount of the Notes to be redeemed, plus, in either case, accrued and unpaid interest thereon to, but not including, the redemption date. On or after the Par Call Date, the Company may redeem the Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest thereon to, but not including, the redemption date.

The Indenture contains customary covenants, including restrictions limiting the Company’s and its subsidiaries’ ability to create certain liens, enter into sale and leaseback transactions and consolidate or merge with, or sell, lease or convey all or substantially all of the Company’s or its subsidiaries’ property or assets to another person. The Indenture also contains customary events of default, which could, subject to certain conditions, cause the Notes to become immediately due and payable. Additionally, upon a Change of Control Repurchase Event (as defined in the Indenture), the Company will be required to make an offer to repurchase the Notes at a price equal to 101% of their principal amount, plus accrued and unpaid interest to, but not including, the date of repurchase.

Certain of the Underwriters or their affiliates have engaged, and may in the future, engage in investment banking, commercial banking and other financial advisory and commercial dealings with the Company and its affiliates in the ordinary course of business, for which they have received and may continue to receive customary fees and commissions. Additionally, certain of the Underwriters or their affiliates are lenders under the Company’s global credit facility.

The Company expects to use the net proceeds from the issuance of the Notes for general corporate purposes, which may include the repayment of the $400 million aggregate principal amount outstanding of the Company’s existing 3.750% Senior Notes due September 15, 2025.

This summary does not purport to be complete and is qualified in its entirety by reference to the Underwriting Agreement, Base Indenture and the Fifth Supplemental Indenture, which have been filed as Exhibits hereto, copies of which are attached hereto or incorporated by reference herein as Exhibit 1.1, Exhibit 4.1 and Exhibit 4.2, respectively. The text of each such document is incorporated herein by reference. Interested parties should read these documents in their entirety.

ITEM 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is hereby incorporated by reference into this Item 2.03.

ITEM 9.01.	Financial Statements and Exhibits.

(d)       Exhibits.

EXHIBIT NO.	DESCRIPTION
1.1	Underwriting Agreement, dated as of June 2, 2025, by and among Ralph Lauren Corporation and BofA Securities, Inc., Deutsche Bank Securities Inc. and J.P. Morgan Securities LLC, as representatives of the other several underwriters named therein.
4.1	Indenture, dated as of September 26, 2013, by and between Ralph Lauren Corporation and Computershare Trust Company, N.A., as successor to Wells Fargo Bank, National Association, as trustee (incorporated by reference to the Company’s Current Report on Form 8-K, filed on September 26, 2013 (File No. 001-13057)).
4.2	Fifth Supplemental Indenture, dated as of June 5, 2025, by and between Ralph Lauren Corporation and Computershare Trust Company, N.A., as trustee (including the form of Note).
5.1	Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP.
23.1	Consent of Paul, Weiss, Rifkind, Wharton & Garrison LLP (included in Exhibit 5.1 hereto).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RALPH LAUREN CORPORATION

Date: June 5, 2025	By:	/s/ Justin M. Picicci
		Name:	Justin M. Picicci
		Title:	Chief Financial Officer